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                                                                  EXHIBIT 10.11


                            [Brean Murray Letterhead]


                          FINANCIAL ADVISORY AGREEMENT
                          ----------------------------


                                   May 2, 2001

American Bio Medica Corporation
122 Smith Road
Kinderhook, New York 12106

Attention:     Stan Cipkowski
               President

Gentlemen:

     This will confirm that Brean Murray & Co., Inc. ("Brean Murray") has been retained as a financial advisor to American Bio Medica Corporation (the "Company") to perform such financial consulting services as the Company may reasonably request. The term of this agreement (the "Agreement") shall extend through May 2, 2002, provided, however, that either the Company or Brean Murray may terminate this Agreement prior to such date and as of the end of any month upon no less than 30 days' prior written notice.

     Brean Murray intends to report on the Company from a research perspective and to continue to make a market in the Company's common stock. However, Brean Murray reserves the right in its sole discretion to cease acting as a market maker or reporting on the Company from a research perspective based upon market factors in general or the business, financial or other condition of the Company or market factors affecting the Company. One of the objectives of Brean Murray's financial consulting services, among others, is to cause the investment community to become aware of the Company's business so that its potential may be realized in the financial markets.

     As compensation for Brean Murray's services as a financial advisor, the Company will issue to Brean Murray upon execution of this Agreement, warrants to purchase 200,000 shares of the Company's common stock at $1.50 per share, the terms and conditions governing such issue of warrants to be substantially in the form of Appendix B hereto annexed.




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Financial Advisory Agreement-Brean Murray & ABMC
May 2, 2001
Page 2

     It is contemplated that from time to time the Company may request Brean Murray to perform investment banking services (as distinguished from financial consulting services) in connection with matters involving the Company, such as the private placement of securities, mergers, acquisitions, divestitures, valuations and corporate reorganizations. Any fees which Brean Murray shall become entitled to receive from the Company in connection with the performance of any such investment banking services shall be set forth in a separate agreement between the Company and Brean Murray and shall be in addition to the compensation provided herein. Neither the Company nor Brean Murray, however, will have any obligation to enter into any separate agreement, and if a separate agreement were to be made, the terms and conditions thereof would have to be negotiated between Brean Murray and the Company. Nothing contained in the Agreement shall preclude the Company from engaging any other party or person to provide financial advisory or investment banking services to the Company.

     In order to enable Brean Murray to render its services hereunder, the Company, subject to its obligation under Federal and State Securities laws, agrees to provide Brean Murray, among other things, all reasonable information requested or required by Brean Murray including, but not limited to, information concerning historical and projected financial results and possible and known litigious, environmental and other contingent liabilities. The Company, subject to its obligations under Federal and State Securities laws, will promptly advise Brean Murray of any material changes in its business or finances during the term of this Agreement. The Company represents that, to the best of its knowledge, all information made available to Brean Murray by the Company will be accurate. In rendering its services hereunder, Brean Murray will be using and relying primarily on such information without independent verification thereof or independent appraisal of any of the Company's assets. Brean Murray does not assume responsibility for the accuracy or completeness of the information to which reference is made hereto and Brean Murray will hold such information confidential.

     The services herein provided are to be rendered solely to the Company. They are not being rendered by Brean Murray as an agent or as a fiduciary of the shareholder of the Company and Brean Murray shall not have any liability or obligation with respect to its services hereunder to such shareholders or any other person, firm or corporation.

     This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior communications, understanding and agreements between the parties. This Agreement cannot be terminated or changed, nor can any of its provisions be waived, except by written agreement signed by all parties hereto or except as otherwise provided herein.



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Financial Advisory Agreement-Brean Murray & ABMC
May 2, 2001
Page 3

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed solely in such State by citizens thereof. Any dispute arising out of this Agreement shall be adjudicated in the courts of the State of New York or in the federal courts sitting in the Southern District of New York and the Company hereby agrees that service of process upon it by registered or certified mail at its address set forth above shall be deemed adequate and lawful. The parties hereto shall deliver notices to each other by personal delivery or by registered or certified mail (return receipt requested) at the address set forth above, if to the Company and if the Brean Murray, Brean Murray & Co., Inc., ATTN: A. Brean Murray, 570 Lexington Ave, 11th Floor, New York, NY 10016.


                                               Very truly yours,

                                               Brean Murray & Co., Inc.



                                               By:/s/ A. Brean Murray
                                                  -----------------------------
                                                        A. Brean Murray
                                                        Chairman and CEO


ACCEPTED AND AGREED TO:

American Bio Medica Corporation



By: /s/ Stan Cipkowski
    ---------------------------
         Stan Cipkowski
         President

Date: May 2, 2001